Exhibit 10.4

DATED:                     , 2003

No.	Shares

BAINBRIDGE BANCSHARES, INC.

STOCK PURCHASE WARRANT

TO PURCHASE SHARES OF COMMON STOCK, NO PAR VALUE

THIS AGREEMENT is made and entered into as of the              day of                     , 2003 by and between BAINBRIDGE BANCSHARES, INC., a Georgia Company (the “Company”), and                                          (the “Warrant Holder”).

W I T N E S S E T H

WHEREAS, the Warrant Holder has served as an organizer in the formation of the Company and the formation and establishment of First National Bank of Decatur County (Proposed) (the “Bank”), the wholly owned subsidiary of the Company; and

WHEREAS, the Warrant Holder has purchased                      shares of the Company’s common stock, no par value per share (the “Common Stock”), at a price of $10.00 per share; and

WHEREAS, the Warrant Holder will provide services to the Company as a director of the Company [and the Bank]; and

WHEREAS, the Company, in recognition of the financial risk undertaken by the Warrant Holder in organizing the Bank and the Company and in order to encourage the Warrant Holder’s continued involvement in the successful operation of the Company and the Bank, desires to issue to the Warrant Holder the right to acquire additional shares of the Company’s Common Stock.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement agree as follows:

Section 1. Grant of Warrant. Subject to the terms, restrictions, limitations and conditions stated in this Agreement, the Company hereby grants to the Warrant Holder the right (the “Warrant”) to purchase all or any part of an aggregate of                      shares of the Common Stock, subject to adjustment in accordance with Section 6 of this Agreement. The aggregate number of shares of Common Stock which the Company grants the Warrant Holder the right to purchase under this Agreement shall be no greater than the number of shares of Common Stock subscribed by the Warrant Holder upon organizing the Bank.

Section 2. Exercise Price. The price per share to be paid by the Warrant Holder for the shares of Common Stock subject to this Warrant shall be $10, subject to adjustment as set forth in Section 6 of this Agreement (the price, as adjusted, is called the “Purchase Price”).

Section 3. Exercise of Warrant.

Bainbridge Bancshares, Inc.

Stock Purchase Warrant

Dated                     , 2003

(a)	Term. The term for the exercise of this Warrant begins at 9:00 a.m., Eastern Time, on the first anniversary of the date that the Company first issues its common stock (the “Issue Date”). The term for the exercise of this Warrant ends at 5:00 p.m., Eastern Time (the “Expiration Time”), on the earlier of:

(i)	the tenth anniversary of the Issue Date; or

(ii)	90 days after the Warrant Holder ceases to serve as a director of the Company; provided, however, that if the Warrant Holder ceases to be a director because he is disabled or is deceased, then the Warrant Holder (or his estate) will have until twelve months after the Warrant Holder ceases to serve as a director of the Company to exercise this Warrant.

(b)	Required Exercise. Notwithstanding any other provision of this Agreement, if at any time while this Warrant is outstanding, (i) the Board of Governors of the Federal Reserve System makes a formal capital call upon the Company or (ii) the Office of the Comptroller of the Currency makes a formal capital call upon the Bank, the Holder will exercise this Warrant in whole or in part as may be needed for additional required capital, or the Warrant shall be forfeited. The number of shares of Common Stock as to which the Warrant shall be exercised by each Holder to meet the capital call will be calculated pro rata on the basis of the number of shares of Common Stock subject to a Warrant held by each Holder. The exercise price for shares of Common Stock purchased upon such exercise will be equal to the greater of the Exercise Price determined pursuant to Section 2 hereof and the then-current book value per share of the Common Stock. Any portion of this Warrant not required to be exercised under the terms of any such capital call may be exercised under the original terms of this Warrant.

(c)	Vesting. The Warrant will vest in annual one-third (1/3) increments over a period of three years, beginning on the first anniversary of the Issue Date. The vested portion of the Warrant may be exercised in whole, or from time to time in part, at any time prior to the Expiration Time. In the event of permanent disability or death of the Warrant Holder, any unvested portion of the Warrant shall become fully vested to the Warrant Holder (or his or her estate).

Section 4. Exercise of Warrant. The Warrant Holder may exercise this Warrant from time to time, in whole or in part, by delivering the following to the Company:

(a)	written notice of exercise specifying the number of shares of Common Stock with respect to which this Warrant is being exercised at such time; and

(b)	a cashier’s or certified check payable to the Company for the full amount of the aggregate Purchase Price for the number of shares as to which this Warrant is being exercised at such time.

Bainbridge Bancshares, Inc.

Stock Purchase Warrant

Dated                     , 2003

The Warrant Holder must deliver the notice of exercise and the cashier’s or certified check to the address of the Company as set forth in Section 11(a) of this Agreement or any other address that the Company requests.

Section 5. Issuance of Shares. Upon receipt of the items set forth in Section 4 of this Agreement, and subject to the terms of this Agreement, the Company shall deliver to the Warrant Holder stock certificates for the number of shares specified in the notice to exercise, and shall register the share or shares in the name of the Warrant Holder. In no event shall the Company be required to issue or deliver any certificate for shares of Common Stock purchased upon the exercise of this Warrant or any portion of this Warrant prior to the fulfillment of the following conditions:

(a)	the admission of such shares for listing on all stock exchanges on which the Common Stock is then listed;

(b)	the completion of any registration or other qualification of such shares which the Company shall deem necessary or advisable under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body; or

(c)	the obtaining of any approval or other clearance from any federal agency or body, which the Company shall determine to be necessary or advisable; or

The Company shall have no obligation to obtain the fulfillment of these conditions; provided, however, that the Warrant Holder shall have one full calendar year after these conditions have been fulfilled to exercise his or her Warrant, notwithstanding any other provision in this Agreement.

Section 6. Antidilution.

(a)	If, prior to the Expiration Time, the Company shall subdivide its outstanding shares of Common Stock into a greater number of shares, or declare and pay a dividend of its Common Stock payable in additional shares of its Common Stock, the Purchase Price, as then in effect, shall be proportionately reduced, and the Company shall proportionately increase the number of shares of Common Stock then subject to exercise under this Warrant (and not previously exercised).

(b)	If, prior to the Expiration Time, the Company shall combine its outstanding shares of the Common Stock into a smaller number of shares, the Purchase Price, as then in effect, shall be proportionately increased, and the Company shall proportionately reduce the number of shares of Common Stock then subject to exercise under this Warrant (and not previously exercised).

Section 7. Reorganization, Reclassification, Consolidation or Merger. If, prior to the Expiration Time, there shall be any reorganization or reclassification of the Common Stock (other than a subdivision or combination of shares provided for in Section 6 of this Agreement), or any consolidation or merger of the Company with another entity, the Warrant Holder shall be entitled to receive, during the remainder of the term of this Agreement and upon payment of the Purchase Price, the number of shares of stock or other securities or property of the Company or of the successor entity (or its parent company) resulting from such consolidation or merger, as the case may be, to which a holder of the Common Stock,

Bainbridge Bancshares, Inc.

Stock Purchase Warrant

Dated                     , 2003

deliverable upon the exercise of this Warrant, would have been entitled upon such reorganization, reclassification, consolidation or merger; and in any case, the Company shall make appropriate adjustments (as determined by the Board of Directors of the Company in its sole discretion) in the application of the provisions with respect to the rights and interests of the Warrant Holder so that the provisions set forth in this Agreement (including the adjustment of the Purchase Price and the number of shares issuable upon the exercise of this Warrant) shall be applicable, as near as may reasonably be practicable, to any shares or other property thereafter deliverable upon the exercise of this Warrant.

Section 8. Transfer and Assignment.

(a)	During the Warrant Holder’s lifetime, this Warrant and any rights under this Agreement shall be exercisable only by the Warrant Holder (or by the Warrant Holder’s guardian or legal representative, should one be appointed). Except assignments or transfers of the vested portion of this Warrant made by will or under the laws of descent and distribution, this Warrant or any rights under this Agreement may not be assigned, transferred, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of this Warrant except as provided for in this Section 8 shall be null and void and without legal effect.

(b)	Shares of Common Stock acquired by exercise of this Warrant granted in this Agreement may not be transferred or sold unless the transfer is exempt from further regulatory approval or otherwise permissible under applicable law, including state and federal securities laws, and will bear a legend to this effect.

Section 9. Notice of Adjustments. Within thirty (30) days following the determination of any adjustment provided for in Section 6 or Section 7 of this Agreement, the Company shall give written notice of such adjustment to the Warrant Holder at the address set forth in Section 10(a) of this Agreement or such other address as the Warrant Holder may request. The notice shall state the Warrant Purchase Price as adjusted and the increased or decreased number of shares purchasable upon the exercise of this Warrant and shall set forth in reasonable detail the method of calculation of each.

Section 10. Miscellaneous.

(a)	Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, telegram or facsimile transmission, or if mailed, by postage prepaid first class mail, on the third business day after mailing, to the following address (or at such other address as a party may notify the other hereunder):

To the Company:

Decatur County Bancshares, Inc.

819 Shotwell Street

Bainbridge, Georgia 39819

Attention: Corporate Secretary

Bainbridge Bancshares, Inc.

Stock Purchase Warrant

Dated                     , 2003

To the Warrant Holder:

__________________________

__________________________

__________________________

(b)	Reservation of Shares. The Company covenants that it has reserved and will keep available, solely for the purpose of issue upon the exercise of this Warrant, a sufficient number of shares of Common Stock to permit the exercise hereof in full.

(c)	Rights of Holders. No holder of this Warrant, as such, shall be entitled to vote or receive dividends with respect to the shares of Common Stock subject to this Warrant or be deemed to be a shareholder of the Company for any purpose until such Common Stock has been issued.

(d)	Amendment. This Agreement shall constitute the entire agreement contemplated by the Company and the Warrant Holder and may be amended only by an instrument in writing executed by the party against whom enforcement of the amendment is sought.

(e)	Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

(f)	Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Georgia.

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Bainbridge Bancshares, Inc.

Stock Purchase Warrant

Dated                     , 2003

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed this              day of                     , 2003, by its duly authorized officers.

BAINBRIDGE BANCSHARES, INC.

By:
Tracy Dixon, President and Chief Executive Officer

ATTEST:

By:
Name:
Title:

EXHIBIT A

[Subscription Form to Be Executed Upon Exercise of Warrant]

The undersigned registered holder or permitted assignee of such registered holder of the within Warrant hereby (1) subscribes for                  Shares which the undersigned is entitled to purchase under the terms of the within Warrant, (2) makes the full cash payment therefor called for by the within Warrant, and (3) directs that the shares issuable upon exercise of said Warrant be issued as follows:

____________________________________
(Name)
____________________________________
(Address)

Signature ____________________________

Dated

NOTICE: The signature on this subscription form must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement, or any change whatsoever, and must be guaranteed by a bank, other than a savings bank or trust company, or by a firm having membership on a registered national securities exchange.